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                                                                    EXHIBIT 1.0



                        BURNHAM PACIFIC PROPERTIES, INC.

                              __________ Shares of
                                  Common Stock

                            (No Par Value Per Share)


                             UNDERWRITING AGREEMENT



                                                      ____________________, 1997


________________________

________________________

________________________

________________________
      As Representatives of the several Underwriters
c/o   __________________

      __________________

      __________________


Dear Sirs:

     1.   INTRODUCTORY.   Burnham Pacific Properties, Inc., a corporation
organized under the laws of the State of California (the "Company"), proposes to issue and sell, pursuant to the terms of this Agreement, to the several Underwriters named in Schedule A hereto (the "Underwriters" which term also shall include any underwriter substituted as hereinafter provided in Section
11), an aggregate of __________ shares of Common Stock, no par value per share ("Common Stock"), of the Company. The aggregate of __________ shares of Common Stock so to be sold by the Company is herein called the "Firm Shares". The Company also proposes to sell severally to the Underwriters, on a pro rata basis, at the option of the Underwriters, an aggregate of not more than __________ additional shares of Common Stock as provided in Section 3 of this Agreement. The aggregate of __________ shares of Common Stock so proposed to be sold is herein called the "Optional Shares". The Firm


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Shares and the Optional Shares are collectively referred to herein as the
"Shares". ____________________, ____________________, _____________________ and
____________________ are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives".

     2. (a) REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the several Underwriters, as of the date hereof, as of the First Closing Date (as defined in Section 3), and as of the Option Closing Date (as defined in Section 3), if any, and agrees with the several Underwriters, as follows:

          (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-68712) for the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Shares and certain other securities and has filed such amendments thereto, if any, as may have been required to the date hereof. Such registration statement, as amended (if applicable) at the time such registration became effective (including all exhibits thereto, and all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "Rules and Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, is hereinafter referred to as the "Registration Statement". The Company proposes to file with the Commission, pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus Supplement (as defined in Section 4(i) hereof) and the related prospectus dated ___________, 1997 (the "Base Prospectus"), and has previously advised you of all information (financial and other) with respect to the Company set forth therein. The Base Prospectus and the Prospectus Supplement, each in the form first provided to the Underwriters by the Company for use in connection with the offering of the Shares (being the forms in which they are to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), including all documents incorporated or deemed to be incorporated by reference therein, are hereinafter referred to collectively, as the "Prospectus", except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Shares which differs from the Prospectus first provided to the Underwriters for such purpose (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is "contained", "included", "stated", "described in" or "referred to" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or


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     supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act, after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

          (ii) The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times the Registration Statement and any post-effective amendments thereto became or become effective, as the case may be, and at the First Closing Date (and, if any Option Shares are purchased, at the Option Closing Date), the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act, and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof.

          (iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, comply in all material respects to the requirements of the 1934 Act and the published rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated or deemed to be incorporated by reference, when they are filed with the Commission, will comply in all material respects to the requirements of the 1934 Act and the published rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company and its subsidiaries, its partnerships and its limited liability companies (collectively, the Company's partnership interests in the limited partnerships (the


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     "Limited Partnerships"), the Company's interests in the limited liability company and the subsidiary corporations identified in Schedule D hereto are referred to herein as the "Subsidiaries") considered as one enterprise, whether or not arising in the ordinary course of business, or any change in the consolidated capital stock or consolidated long-term debt of the Company, (B) there have been no transactions entered into by the Company or any of its Subsidiaries which are material to the Company and its Subsidiaries considered as one enterprise, other than those entered into in the ordinary course of its business, and (C) except for regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on its shares of capital stock. As used in this paragraph (iv), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Shares.

          (v) The financial statements, together with the related notes and supporting schedules (if any) in the Prospectus and elsewhere in the Registration Statement, present fairly the financial position, results of operations, cash flows and shareholders' equity of the Company, as at the respective dates and for the respective periods therein indicated, and such financial statements and related notes and supporting schedules have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as may be set forth therein or in the Prospectus. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The Company's ratios of earnings to fixed charges (actual and, if any, pro forma) included in the Prospectus and as an exhibit to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

          (vi) The accountants who have delivered their reports with respect to the audited financial statements and supporting schedules included in the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the Rules and Regulations.

          (vii) The pro forma condensed financial statements, together with the related notes and any supporting schedules, included in the Prospectus present fairly the information shown therein, have been prepared on a basis substantially consistent with the audited financial statements of the Company set forth therein, the assumptions on which such pro forma financial statements have been prepared are reasonable and are set forth in the notes thereto, and such pro forma condensed financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the Rules and Regulations (including, without limitation, Regulation S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

          (viii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California; the Company


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     has power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus; the Company's operations and business activities are not such as to require the Company to be qualified as a foreign corporation to transact business in any other jurisdiction where the failure to be so qualified would have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; and, except for its interests in the Subsidiaries, the Company owns no material amounts of capital stock or other beneficial interest in any other corporation, partnership, joint venture, limited liability company or other business entity.

          (ix) Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its property and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; and except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and the Company owns its interests in the Limited Partnerships and the limited liability company identified in Schedule D hereto free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (x) The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xi) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, of Common Stock pursuant to employee benefit plans referred to in the Prospectus); the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully-paid and non-assessable; the Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock and the Company's charter and bylaws conform in all material respects to all statements relating thereto contained in the Prospectus; the form of certificate used to evidence the Common Stock is in due


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     and proper form and complies with all applicable statutory requirements;
     and the issuance of the Shares is not subject to preemptive or other similar rights.

          (xii) Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or certificate of limited partnership, agreement of limited partnership or other similar certificates or agreements, as the case may be; neither the Company nor any of its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its property or assets may be bound, except for such defaults which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds"), and compliance by the Company with its obligations hereunder, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws or certificate of limited partnership, agreement of limited partnership or other similar certificates or agreements, as the case may be, of the Company or any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, governmental agency or body or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations; and no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under state securities or Blue Sky laws of any jurisdiction or real estate syndication laws in connection with the purchase and distribution of the Shares by the Underwriters. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.


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          (xiii)  The Company was and is organized in conformity with the requirements for qualification as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"); the Company at all times since its organization has met and continues to meet all the requirements of the Code for qualification as a "real estate investment trust"; the Company is qualified as a "real estate investment trust" under the Code and will be so qualified after consummation of the transactions contemplated by the Prospectus; and the Company's present and contemplated operations, assets and income will enable the Company to meet the requirements for qualification as a "real estate investment trust" under the Code. United States Federal income tax returns of the Company have been examined and closed through the fiscal year of the Company ended ___________, 199__.

          (xiv) Each of the Limited Partnerships listed in Schedule D to this Agreement is a partnership for California state income tax purposes under the applicable laws and regulations of the State of California, and Ladera Center Associates, LLC is a limited liability company for Delaware state income tax purposes under the applicable laws and regulations of the State of Delaware.

          (xv) There is no action, suit or proceeding before or by any court, government, government instrumentality, governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, which is required to be disclosed in the Registration Statement and the Prospectus (other than as disclosed therein) or which might result in any material adverse change in the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets of the Company or any of its Subsidiaries; and there are no contracts or documents of the Company or any of its Subsidiaries which are required to be filed as exhibits to the Registration Statement or any document incorporated or deemed to be incorporated therein by the 1933 Act, the Rules and Regulations, the 1934 Act or the rules and regulations of the Commission thereunder which have not been so filed.

          (xvi) The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in any material adverse change in the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, or which might materially and adversely affect a material amount of the properties or assets of the Company and its Subsidiaries; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a material or adverse effect on the


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     properties or assets of the Company or any of its Subsidiaries; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material and adverse effect on a material amount of the properties or assets of the Company and its Subsidiaries.

          (xvii) The Company is eligible to use a Form S-3 registration statement under the 1933 Act. The Company is also eligible to use Form S-3 pursuant to the standards for that form in effect prior to October 21, 1992.

          (xviii) Neither the Company nor any of its Subsidiaries nor any of their respective officers or directors has taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock or facilitation of the sale or resale of the Shares.

          (xix) Neither the Company nor any of its Subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by it.

          (xx) The Company has full right, power and authority to enter into this Agreement; this Agreement has been duly authorized, executed and delivered by the Company.

          (xxi) The outstanding shares of Common Stock are listed on the New York Stock Exchange and the Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

          (xxii) Except as otherwise disclosed in the Prospectus: (A) the Company and its Subsidiaries have good and marketable title in fee simple to all real property and improvements owned by the Company and its Subsidiaries, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; (B) all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by any one adverse to the right of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; (C) all liens, charges, encumbrances, claims or restrictions on or affecting the


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     real property and improvements of the Company or any of its Subsidiaries which are required to be disclosed in the Prospectus are disclosed therein;
     (D) neither the Company nor any of its Subsidiaries nor any lessee of any portion of the real property or improvements of the Company or any of its Subsidiaries is in default under any of the leases pursuant to which the Company or any of its Subsidiaries leases (as lessor) its real property or improvements and the Company knows of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; (E) no tenant under any of the leases pursuant to which the Company or any of its Subsidiaries leases any of its real property or improvements has an option or right of first refusal to purchase the premises demised under such lease; (F) all of the real property and improvements of the Company and its Subsidiaries comply with all applicable codes and zoning laws and regulations, except for such failures to comply which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; and (G) the Company has no knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on, or access to any of the real property of the Company or any of its Subsidiaries, except such proceedings or actions that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

          (xxiii) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorizations; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company nor any of its Subsidiaries nor any of their respective employees or agents has made any payment of funds of the Company or any of its Subsidiaries or received or retained any funds in violation of any law, rule or regulation which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (xxiv)   Except as otherwise set forth in the Registration Statement,
     (A) neither the Company nor any of its Subsidiaries has at any time, and no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with Hazardous Materials (hereinafter defined) on, to or from real


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     property owned, leased or otherwise utilized by the Company or any of its
     Subsidiaries or in which the Company or any of its Subsidiaries has any ownership interest, including without limitation any subsurface soils and ground water (the "Premises"), except for such cases as (u) are not required to be disclosed in the Registration Statement and (v) would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, (B) no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials from or to the Premises has occurred, except for such cases as (w) are not required to be disclosed in the Registration Statement and (x) would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, (C) there are no events or circumstances that might reasonably be expected to form the basis of, and neither the Company nor any of its Subsidiaries has received notice of any claim, and has knowledge of any occurrence or circumstance which with notice or passage of time or both would give rise to an order for clean-up or remediation, claim, action, suit or proceeding under or pursuant to any Environmental Statute (as hereinafter defined) by any private party or governmental body or agency, (D) there are not pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Statute (as hereinafter defined) against the Company or any of its Subsidiaries, (E) neither the Company nor any of its Subsidiaries is in violation of any Environmental Statute with respect to any Hazardous Materials, (F) to the best of Company's knowledge and information, no part of the Premises is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "problem" sites issued by the EPA and has not otherwise been identified by the EPA as a potential CERCLA site or included or proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (hereinafter defined), and (G) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Statutes and are each in compliance with their requirements. As used herein "Hazardous Material" shall include without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material as defined by any federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.) ("CERCLA"), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 ET SEQ.) and in the regulations adopted and publications promulgated pursuant to each of the foregoing (individually, an "Environmental Statute") or by any federal, state or local governmental authority having or claiming jurisdiction over the Premises (a "Governmental Authority").

          (xxv) Attached hereto as Schedule D is a true and complete list of all corporations, limited liability companies and partnerships in which the Company holds an interest. The Company owns the general partner interest in each of the Limited Partnerships identified in Schedule D. The Company has no other subsidiaries other than those listed in Schedule D, and it holds no other interests in any partnerships or limited liability companies other than those listed in Schedule D.

     (b) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     3. PURCHASE BY AND SALE AND DELIVERY TO, THE UNDERWRITERS; CLOSING DATE. On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, severally and not jointly, and the Underwriters agree, severally and not jointly, to purchase from the Company at the price per share set forth in Schedule B hereto, the number of Firm Shares set forth opposite their respective names in Schedule A, subject to adjustment in accordance with Section 11 hereof.

     The Company will deliver the Firm Shares to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the business day preceding the First Closing Date or, if no such direction is received, in the names of the respective Underwriters), against payment of the purchase price therefor by wire transfer of immediately available funds, at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048. The time and date of delivery and closing shall be at 10:00 A.M., New York time, on the third (fourth, if the pricing occurs after 4:30 P.M. (New York time) on any given day), business day after the date hereof; PROVIDED, HOWEVER, that such date and time may be accelerated or extended by agreement between the Company and the Representatives or postponed pursuant to the provisions of Section 11 hereof. The time and date of such payment and delivery are herein referred to as the "First Closing Date". The Company shall make the certificates for the Firm Shares available to the Representatives for examination on behalf of the Underwriters not later than 10:00 A.M., New York time, on the business day preceding the First Closing Date in New York, New York.

     In addition, on the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants the Underwriters an option to purchase, severally and not jointly, up to an additional __________ shares of Common Stock for the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus. The purchase price per share to be paid for the Optional Shares shall be the same price per share as for the Firm Shares, less an amount per share equal to any dividends or distributions declared by the Company and payable on any Firm Shares and not payable on such Optional Shares. The option granted hereby may be exercised as to all or any part of the Optional Shares at any time not more than 30 days subsequent to the date of this

Agreement. No Optional Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be surrendered and terminated at any time upon notice by the Representatives to the Company.

     The option granted hereby may be exercised by the Representatives on behalf of the Underwriters by giving written notice to the Company setting forth the number of Optional Shares to be purchased by them and the date and time for delivery of and payment for the Optional Shares. Such date and time for delivery of and payment for the Optional Shares (which may be the First Closing Date) is herein called the "Option Closing Date" (the First Closing Date and the Option Closing Date are herein called, collectively, the "Closing Dates" and, individually, a "Closing Date") and shall not be later than seven full business days after written notice is given. Optional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of Firm Shares (subject to adjustment by the Representatives to eliminate fractional shares or odd lots). Upon exercise of the option by the Representatives, the Company agrees to sell to the Underwriters the number of Optional Shares set forth in the written notice of exercise and the Underwriters agree, severally and not jointly, subject to the terms and conditions herein set forth, to purchase such Optional Shares.

     The Company will deliver the Optional Shares to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the business day preceding the Option Closing Date or, if no such direction is received, in the names of the respective Underwriters), against payment of the purchase price therefor by wire transfer of immediately available funds, at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048. The Company shall make the certificates for the Optional Shares available to the Representatives for examination on behalf of the Underwriters not later than 10:00 A.M., New York time, on the business day preceding the Option Closing Date in New York, New York.

     It is understood that the Representatives, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter or Underwriters, for the Shares to be purchased by such Underwriter or Underwriters. Any such payment by any of the Representatives shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

     After the Registration Statement becomes effective, the several Underwriters propose to make an initial public offering of the Shares at the initial public offering price.

     4.   COVENANTS AND AGREEMENTS OF THE COMPANY.   The Company covenants and
agrees with the several Underwriters that:

     (a) The Company will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise the Representatives promptly of the receipt of any comments from the Commission and any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information, and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing thereof or to which the Representatives shall reasonably object in writing or which is not in compliance with the 1933 Act and the Rules and Regulations. The Company will advise the Representatives promptly when the Prospectus has been timely filed pursuant to Rule 424(b) of the Rules and Regulations. The Company will advise the Representatives promptly when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed.

     (b) The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may be necessary to enable the several Underwriters to continue the distribution of the Shares and, in the case of any such amendments to the Registration Statement, will use its best efforts to cause the same to become effective as promptly as possible. The Company will promptly file all reports and any definitive proxy or information statements required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares.

     (c) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the 1933 Act or the Rules and Regulations, the Company will promptly notify the Representatives thereof and will prepare an amended or supplemented Prospectus (in form and substance reasonably satisfactory to counsel to the Underwriters) or, with the consent of counsel to the Underwriters, make an appropriate filing pursuant to Section 13 or 14 of the 1934 Act which will correct such statement or omission; and, in case any Underwriter is required to deliver a prospectus relating to the Shares nine months or more after the date of this Agreement, the Company upon the request of the Representatives and at the expense of such Underwriters will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

     (d) The Company will deliver to the Representatives, at or before the First Closing Date, signed copies of the Registration Statement and all amendments thereto (including all financial statements and exhibits thereto and all documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements and all documents incorporated or deemed to be incorporated by reference therein but without exhibits, and of all amendments thereto, as the Representatives may reasonably request. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"), except to the extent permitted by Regulation S-T. The Company will deliver or mail to or upon the order of the Representatives on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Shares is required under the 1933 Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented, as the Representatives may reasonably request; PROVIDED, HOWEVER, that the expense of the preparation and delivery of any prospectus required for use nine months or more after the date of this Agreement shall be borne by the Underwriters required to deliver such prospectus. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the 1933 Act, covering a period of at least twelve months beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

     (f) The Company will cooperate with the Representatives to enable the Shares to be qualified for sale under the securities laws and real estate syndication laws of such states and other jurisdictions as the Representatives may reasonably designate and at the request of the Representatives will make such applications and furnish such information as may reasonably be required of it as the issuer of the Shares for that purpose; PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Shares to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Shares.

     (g) The Company will furnish to its shareholders annual reports containing financial statements certified by independent public accountants and with quarterly summary financial information, in reasonable detail which may be unaudited. During the period of five years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, copies of each annual report of the Company and each other report furnished by the Company to its shareholders; and will deliver to the Representatives, as soon as they are available, copies of any other reports (financial or other) which the Company shall publish or otherwise make available to any of its securityholders as such and, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange.

     (h) The Company will use its best efforts to effect and to maintain the listing of the Shares on the New York Stock Exchange.

     (i) Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, dated the date hereof (the "Prospectus Supplement"), containing the public offering price of the Shares, the underwriting discounts and commissions, the plan of distribution of the Shares and such other information as may be required by the 1933 Act or the Rules and Regulations or as the Representatives and the Company deem appropriate, and will file or transmit for filing with the Commission in accordance with Rule 424(b) of the Rules and Regulations copies of the Prospectus (including such Prospectus Supplement).

     (j) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus Supplement under "Use of Proceeds".

     (k) During a period of 90 days from the date of this Agreement, the Company will not, without the prior written consent of ____________________, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, or
(B) any shares of Common Stock issued by the Company pursuant to any employee stock option plan of the Company referred to in the Prospectus.

     (l) The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code.

     (m) In accordance with the Cuba Act (if applicable) and without limitation to the provisions of Section 6 hereof, the Company will indemnify each Underwriter against any and all losses, claims, damages, liabilities and expenses (including attorneys' fees) arising out of or based upon any violation by the Company of the Cuba Act.

     5.   PAYMENT OF EXPENSES.   The Company will pay (directly or by
reimbursement) all expenses incident to the performance of its obligations under this Agreement, including but not limited to all expenses and taxes incident to delivery of the Shares to the Representatives, all expenses incident to the registration of the Shares under the 1933 Act and the printing of copies of the Registration Statement, any preliminary prospectus (including any preliminary prospectus supplement), the Prospectus, any amendments or supplements thereto, all expenses incident to the preparation, word processing, printing and delivery of all "Blue Sky" memoranda and this Agreement and furnishing the same to the Underwriters and dealers except as otherwise provided in Section 4(d), the fees and disbursements of the Company's counsel and accountants, all filing and printing fees and expenses (including reasonable legal fees and disbursements of counsel for the Underwriters) incurred in connection with qualification or exemption of the Shares for sale under securities laws and real estate syndication laws of such jurisdictions as the Representatives may designate, all fees and expenses paid or incurred in connection with any filings made with the National Association of Securities Dealers, Inc., the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange, the costs of preparing certificates evidencing the Shares, the costs and fees of any registrar or transfer agent and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

     6.   INDEMNIFICATION AND CONTRIBUTION.   (a) The Company agrees to
indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, against any and all losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, as incurred, which may be based upon the 1933 Act, or any other statute or at common law, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the Rules and Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (including any preliminary prospectus supplement) or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; PROVIDED, HOWEVER, that the Company shall not be liable with respect to any claims made against any Underwriter or any such controlling person under this subsection unless such Underwriter or controlling person shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim which shall have been served upon such Underwriter or controlling person, but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to such Underwriter or controlling person otherwise than on account of the indemnity agreement contained in this paragraph; and PROVIDED, further, that with respect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus (including any preliminary prospectus supplement), the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares concerned (or to the benefit of any person controlling such Underwriter) to the extent that any such loss, claim, damage or liability of such Underwriter or controlling person results from the fact that a copy of the Prospectus

(excluding documents incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person as required by the 1933 Act, and if the untrue statement or omission concerned was corrected in the Prospectus (excluding documents incorporated by reference therein). The Company will be entitled to participate at its own expense in the defense, or, if the Company so elects, to assume the defense, of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Company elects to assume the defense of any such suit and retain such counsel, the Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include such Underwriter or Underwriters or controlling person or persons and the Company and such Underwriter or Underwriters or controlling person or persons have been advised by counsel that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. The Company shall not be liable to indemnify any person for any settlement of any such claim effected without the Company's written consent. In no event shall the Company be liable under this subsection (a) for fees and expenses of more than one counsel (in addition to any local counsel) separate from the Company's own counsel for all indemnified persons in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. This indemnity agreement will be in addition to any liability which the Company might otherwise have.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all losses, claims, damages, liabilities or expenses (including unless the Underwriter or Underwriters elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, as incurred, which may be based upon the 1933 Act, or any other statute or at common law, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the Rules and Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (including any preliminary prospectus supplement) or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; PROVIDED, HOWEVER, that an Underwriter shall not be liable with respect to any claims made against the Company or any person against whom the action is brought unless the Company or such person shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or such person, but failure to notify such Underwriter of such claim shall not relieve it from any liability which it may have to the Company or such person otherwise than on account of its indemnity agreement contained in this paragraph. Such Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that any Underwriter elects to assume the defense of any such suit and retain such counsel, the Company, said officers and directors and any other Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's written consent. In no event shall the Underwriter against whom indemnity may be sought be liable under this subsection (b) for fees and expenses of more than one counsel (in addition to any local counsel) separate from such Underwriter's own counsel for all indemnified persons in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. This indemnity agreement will be in addition to any liability which such Underwriter might otherwise have.


     (c) No indemnifying party shall, without the prior written consent of the indemnified party or parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party, as incurred, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this subsection
(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

     7.   SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC.   The
respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, and of the several Underwriters, as set forth in this Agreement or made by them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Shares.

     8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date of this Agreement, the First Closing Date and the Option Closing Date, of the representations and warranties made herein by the Company and of the statements of the Company's officers or directors in any certificates furnished pursuant to the provisions hereof, to compliance at and as of such First Closing Date or Option Closing Date (if any), as the case may be, by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to such First Closing Date or Option Closing Date, as the case may be, and to the following additional conditions:

          (a) The Registration Statement shall be effective and, at such Closing Date (i) no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the

     Company or the Representatives, threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives, and (ii) there shall not have come to the attention of the Representatives any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Shares, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Shares and any price related information previously omitted from the Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and before the First Closing Date and the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

          (b) At the date of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, dated the date of this Agreement, in form and substance previously approved by the Representatives, together with signed or reproduced copies of such letter for each of the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus (including, without limitation, as to any pro forma financial statements and as to all historical financial statements of the Company, __________ and __________).


          (c) The Representatives shall have received from Deloitte & Touche LLP a letter dated the First Closing Date to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 8(b) above, except that the specified date referred to therein shall be a date not more than three business days prior to the First Closing Date.

          (d) The Representatives shall have received from Goodwin, Procter & Hoar LLP, special counsel for the Company, a favorable opinion dated the First Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California.

               (ii) The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus; and to enter into and perform its obligations under this Agreement.

               (iii) The Company's operations and business activities, whether by reason of the ownership or leasing of property or the conduct of its business, are not such as to require the Company to be qualified as a foreign corporation to transact business in any other jurisdiction where the failure to be so qualified or in good standing would have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

               (iv) Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; and except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of their knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and the Company owns its interests in the Limited Partnerships and the limited liability company identified in Schedule D hereto free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               (v) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, of Common Stock pursuant to employee benefit plans referred to in the Prospectus or pursuant to this Agreement); and the shares of issued and outstanding capital stock outstanding prior to the issuance of the Shares have been duly authorized and validly issued and are fully-paid and non-assessable and such shares of capital stock were not issued in violation of the preemptive or other similar rights of any securityholder of the Company.

               (vi) The Shares have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully-paid and non-assessable; and the issuance of the Shares is not subject to preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or otherwise.

               (vii) The Common Stock conforms to the description thereof contained in the Prospectus in all material respects, and the form of certificate used to evidence the Common Stock is in due and proper form and complies in all material respects with all applicable statutory requirements.

               (viii) This Agreement has been duly authorized, executed and delivered by the Company; and the execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds"), and compliance by the Company with its obligations hereunder, do not and will not whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 2(a)(xiii) of this Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject, nor will such action result in any violation of the provisions of the charter or bylaws or certificate of limited partnership, agreement of limited partnership or other similar certificates or agreements, as the case may be, of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

               (ix) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or are pending or threatened by the Commission.

               (x) At the time the Registration Statement became effective and at the date of this Agreement, the Registration Statement and the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the Rules and Regulations; and nothing has come to such counsel's attention that would lead it to believe that the Registration Statement, at the time it became effective or at the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no statement need be made as to financial statements or supporting schedules included in the Registration Statement or the Prospectus).

               (xi) The documents incorporated or deemed to be incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered), as of the dates they were filed with the Commission (or, if such incorporated documents were amended, when such amendment was filed or became effective), complied as to form in all material respects with the requirements of the 1934 Act and the published rules and regulations thereunder.

               (xii) No filing with, consent, approval, authorization, license, registration, qualification, decree or order of any court or governmental authority or agency, domestic or foreign is necessary or required in connection with the due authorization, execution and delivery of this Agreement or for the offering, issuance, sale or delivery of the Shares to the Underwriters, except such as has been obtained under the 1933 Act or the Rules and Regulations or such as may be required under state securities laws or real estate syndication laws.

               (xiii) The Company is not, and upon the issuance and sale of the Shares as contemplated by this Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the 1940 Act.

               (xiv) The Company is eligible to use a Form S-3 registration statement under the 1933 Act. The Company is also eligible to use Form S-3 pursuant to the standards for that form in effect prior to October 21, 1992.

               (xv) The Company has all legal right, power and authority necessary to qualify as a "real estate investment trust" under the Code; the Company currently is organized in conformity with, the requirements for qualification as a "real estate investment trust" under the Code; the Company has qualified as a "real estate investment trust" for its fiscal years ending December 31, 1993, December 31, 1994 and December 31, 1995 (the years, to the best knowledge of counsel, that are still subject to audit by the Internal Revenue Service); the Company is organized and operates in a manner that will enable it to qualify to be taxed as a "real estate investment trust" under the Code for its taxable year ending December 31, 1996 and thereafter provided the Company continues to meet the requirements of the Code necessary for the Company to qualify as a "real estate investment trust".

               (xvi) The information in the Prospectus under the captions "Federal Income Tax Considerations" and "Description of Common Stock", to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter or by-laws or legal proceedings, or legal conclusions, is correct in all material respects; and the opinion of such counsel under the caption "Federal Income Tax Considerations" is confirmed.

               (xvii) There is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary is subject, before or brought by any court or any governmental agency or body, domestic or foreign, which might reasonably be expected to result in a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, or which might reasonably be expected to materially and adversely affect a material amount of the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

               (xviii) There are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or in the documents incorporated by reference therein or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and, no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument so described, referred to or filed or incorporated by reference and all descriptions in the Registration Statement of contracts and other documents to which the Company or its Subsidiaries are a party are accurate in all material respects.

               (xix) Each of the Limited Partnerships listed in Schedule D to this Agreement was validly formed and validly exists as a partnership for purposes of the laws of the State of California and for purposes of the Code, and is for both state and federal tax purposes a partnership, and Ladera Center Associates, LLC was validly formed and validly exists as a limited liability company for purposes of the laws of the State of Delaware and for purposes of the Code, and is for both state and federal tax purposes a limited liability company.

               (xx) To the best of such counsel's knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required herein.

               (xxi) To the best of such counsel's knowledge, neither the Company nor any Subsidiary is in violation of its charter or bylaws or certificate of limited partnership, agreement of limited partnership or other similar certificates or agreements.

          In giving their opinion, Goodwin, Procter & Hoar LLP may rely (i) as to the qualification of the Company and its Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials, (ii) as to matters of fact, upon certificates and written statements of officers of and accountants for the Company, and (iii) as to matters arising under the laws of the State of California, upon the opinion of Loeb & Loeb LLP delivered pursuant to Section 8(e) hereof.

          (e) The Representatives have received from Loeb & Loeb LLP, California counsel for the Company, a favorable opinion dated the First Closing Date, in form and substance satisfactory to the Representatives, as to the matters contained in paragraphs (i) through (viii) inclusive and paragraph (xix) of Section 8(d) and further to the effect that:

               (i) Each of the Limited Partnerships is a partnership for California state income tax purposes under the applicable laws and regulations of the State of California.

          In giving their opinion, Loeb & Loeb LLP may rely as to matters of fact, upon certificates and written statements of officers of and accountants for the Company.

          (f) The Representatives shall have received from Brown & Wood LLP, counsel for the Underwriters, their favorable opinion or opinions dated the First Closing Date with respect to the organization of the Company, the validity of the Shares, this Agreement, the Registration Statement, the Prospectus and such other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

          (g) At the First Closing Date (i) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the 1933 Act and the Rules and Regulations and in all material respects shall conform to the requirements of the 1933 Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which would be required to be set forth in the Registration Statement or the Prospectus other than as set forth therein, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (which term, as used in this clause (ii), means the Prospectus in the form first used to confirm sales of the Shares), any material adverse change in the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, from that set forth in the Registration Statement and the Prospectus, (iii) no proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before or by any federal, state or other court, commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of the of the Company and its Subsidiaries considered as one enterprise other than as set forth in the Registration Statement and the Prospectus, (iv) neither the Company nor any of its Subsidiaries shall be in default in the performance or observance of any contract to which it is a party, except such defaults that would not have a material adverse effect on the condition (financial or otherwise) of the Company and its Subsidiaries considered as one enterprise or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, (v) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceeding therefor shall have been instituted or threatened by the Commission and (vi) the Representatives shall have received, at such First Closing Date, a certificate of the President and the Chief Financial Officer of the Company, dated as of the First Closing Date, evidencing compliance with the appropriate provisions of this subsection (g).

          (h) The Representatives shall have received a certificate, dated the First Closing Date, of the President and the Chief Financial Officer of the Company to the effect that the representations and warranties of the Company contained in Section 2(a) are true and correct with the same force and effect as though expressly made at and as of the First Closing Date.

          (i) The Company shall have furnished to the Representatives such additional certificates as the Representatives may have reasonably requested as to the accuracy, at and as of the relevant Closing Date, of the representations and warranties made herein by the Company, as to compliance at and as of such Closing Date by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to such Closing Date and as to other conditions to the obligations of the Underwriters hereunder.

          (j) At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.

          (k)  In the event the Underwriters exercise the option granted in
     Section 3 hereof to purchase all or any portion of the Optional Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its officers or directors hereunder shall be true and correct as of the Option Closing Date, and the Representatives shall have received:

               (i) A letter from Deloitte & Touche LLP in form and substance satisfactory to the Representatives and dated the Option Closing Date, substantially the same in scope and substance as the letter furnished to the Representatives pursuant to Section 8(b), except that the specified date in the letter furnished pursuant to this Section 8(k)(i) shall be a date not more than five days prior to the Option Closing Date.

               (ii) The favorable opinion of Goodwin, Procter & Hoar LLP, counsel for the Company, in form and substance satisfactory to the Representatives, dated the Option Closing Date, relating to the Optional Shares and otherwise to the same effect as the opinion required by Section 8(d).

               (iii) The favorable opinion of Loeb & Loeb LLP, California counsel for the Company, in form and substance satisfactory to the Representatives, dated the Option Closing Date, relating to the Optional Shares and otherwise to the same effect as the opinion required by Section 8(e).

               (iv) The favorable opinion of Brown & Wood LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Optional Shares and otherwise to the same effect as the opinion required by
          Section 8(f).

               (v) A certificate, dated the Option Closing Date, of the President and the Chief Financial Officer of the Company confirming that the certificate or certificates delivered at the First Closing Date pursuant to Section 8(g) and Section 8(h) remains or remain true as of the Option Closing Date.

               (vi) Such additional certificates, dated the Option Closing Date, as the Representatives may have reasonably requested pursuant to section 8(i).

     If any of the conditions hereinabove provided for in this Section 8 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram or telecopy at or prior to the First Closing Date, but the Representatives shall be entitled to waive any of such conditions.

     9.   TERMINATION.   This Agreement may be terminated by the Representatives
by notice to the Company at or prior to the First Closing Date and the obligations of the Underwriters to purchase Optional Shares on any Option Closing Date which occurs after the First Closing Date may be terminated by the Representatives by notice to the Company prior to such Option Closing Date, if,
(i) trading in the Common Stock has been suspended or materially limited by the Commission or the New York Stock Exchange or any other governmental authority or if trading generally on the New York or American Stock Exchanges or the Nasdaq National Market shall have been suspended or materially limited or minimum or maximum prices or maximum price ranges shall have been established on either such exchange, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or a banking moratorium shall have been declared by New York, California or United States authorities, (ii) there shall have been any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or any insurrection, armed conflict or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in any such case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to offer, sell or deliver the Shares to be purchased by the Underwriters on such Closing Date on the terms contemplated by the Prospectus or this Agreement, (iii) there shall have been since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer, sell or deliver the Shares to be purchased by the Underwriters on such Closing Date on the terms contemplated by the Prospectus or this Agreement or
(iv) if there shall be any litigation, pending or threatened, which, in the judgment of the Representatives, makes it impracticable or inadvisable to offer, sell or deliver the Shares on the terms contemplated by the Prospectus or this Agreement. As used in this Section 9, the term "Prospectus" means the Prospectus in the form first used to confirm sales of Shares.

     10.  REIMBURSEMENT OF UNDERWRITERS.   Notwithstanding any other provisions
hereof, if this Agreement shall be terminated by the Representatives under
Section 8, Section 9 or Section 12, the Company will bear and pay the expenses specified in Section 5 hereof and, in addition to its obligations pursuant to
Section 6 hereof, except when the Representatives terminate this Agreement pursuant to clauses (i) or (ii) of Section 9, the Company will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement and the proposed purchase and offers of the Shares, and promptly upon demand the Company will pay such amounts to you as Representatives. In addition, the provisions of Section 6 hereof will survive any termination of this Agreement.

     11.  DEFAULT BY UNDERWRITERS.   If any Underwriter or Underwriters shall
default in its or their obligations to purchase any of the Shares which it or they are obligated to purchase under this Agreement on the First Closing Date (including, without limitation, any Optional Shares to be purchased on the First Closing Date), and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares which the Underwriters are obligated to purchase at the First Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of Shares with respect to which such default or defaults occur is more than 10% of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 48 hours after such default, this Agreement shall terminate.

     If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Shares of a defaulting Underwriter or Underwriters as provided in this Section 11, (i) the Company shall have the right to postpone the First Closing Date for a period of not more than five full business days, in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of Firm Shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of any non-defaulting Underwriter or the Company, except for expenses to be paid or reimbursed pursuant to Section 5 and except for the provisions of Section 6.

     12.  DEFAULT BY THE COMPANY.   If the Company shall fail at the First
Closing Date to sell and deliver the number of Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

     13.  NOTICES.   All communications hereunder shall be in writing and, if
sent to the Underwriters shall be mailed, delivered or telecopied and confirmed to you, as their Representatives c/o ____________________ at __________________ , _________________ , _________________ ____________,
Attention: ____________________, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address furnished by the Representatives or, if sent to the Company shall be mailed, delivered or telecopied and confirmed at Burnham Pacific Properties, Inc., 610 West Ash Street, San Diego, California 92212, Attention: Daniel B. Platt.

     14.  SUCCESSORS.   This Agreement shall inure to the benefit of and be
binding upon the several Underwriters, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter or Underwriters within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, and the indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each of the Company's officers who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act.

     15.  APPLICABLE LAW.   This Agreement shall be governed by and construed in
accordance with the laws of the State of New York applicable to agreements made and to be performed in said state. Unless otherwise expressly stated, specified times of day refer to New York City time.

     16.  AUTHORITY OF THE REPRESENTATIVES.   In connection with this Agreement,
the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives jointly as representatives of the several Underwriters, will be binding on all the Underwriters.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                            Very truly yours,

                                            BURNHAM PACIFIC PROPERTIES, INC.



                                            By:
                                               -------------------------------
                                            Name:
                                            Title:


Accepted and delivered, as of the date first above written:

------------------------
------------------------
------------------------
------------------------


BY:
    -------------------


    By:
       ---------------------------------------
              Authorized Signature

    Acting on their own behalf and as Representatives of the several Underwriters referred to in the foregoing Agreement.

                                   SCHEDULE A

                                                             Number of
                                                            Firm Shares
                                                               to be
                                                             Purchased
                                                            -----------
                     . . . . . . . . . . . . . . . . .           ,000
--------------------                                          ---
                     . . . . . . . . . . . . . . . . .           ,000
--------------------                                          ---
                     . . . . . . . . . . . . . . . . .           ,000
--------------------                                          ---
                     . . . . . . . . . . . . . . . . .           ,000
--------------------                                          ---



                                                             --------

Total. . . . . . . . . . . . . . . . . . . . . . . . .
                                                             --------




                                    Sch. A-1

                                   SCHEDULE B







     1. The initial public offering price per share for the Shares shall be $__________.

     2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $__________, being an amount equal to the initial public offering price set forth above less $__________ per share; provided that the purchase price per share for any Optional Shares purchased upon the exercise of the over-allotment option described in Section 3 shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.




                                    Sch. B-1

                                   SCHEDULE C


               [List of persons and entities subject to lock-up]





                                    Sch. C-1

                                   SCHEDULE D

                           Subsidiaries of the Company


Wholly-Owned Corporate Subsidiaries of the Company:

    BPP/Valley Central, Inc. (Delaware)
    BPP/Riley, Inc. (California)

Partnerships in which the Company holds interests:

    BPP/Richmond L.P. (California)
    BPP/Marin L.P. (California)
    BPP/Hilltop L.P. (California)
    BPP/Pleasant Hill L.P. (California)
    BPP/Van Ness L.P. (California)
    BPP/East Palo Alto L.P. (California)
    BPP/Valley Central L.P. (California)
    BPP/Cameron Park L.P. (California)
    BPP/Riley L.P. (California)

Limited Liability Company in which the Company holds an interest:

    Ladera Center Associates, LLC (Delaware)




                                    Sch. D-1

                                                                       Exhibit A

                          [Form of lock-up agreement]


                                                                          , 1997
                                            --------------------

----------------------------
----------------------------
----------------------------
----------------------------
   as Representatives of the several
   Underwriters to be named in the
   within-mentioned Underwriting Agreement
c/o
    ----------------------
    ----------------------
    ----------------------

    Re:  PROPOSED PUBLIC OFFERING BY BURNHAM PACIFIC PROPERTIES, INC.

Ladies and Gentlemen:

     The undersigned, a stockholder and an officer and/or director of Burnham Pacific Properties, Inc., a California corporation (the "Company"), understands that ____________________, ____________________, ____________________ and
____________________, as representatives of the several underwriters, propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering of shares (the "Shares") of the Company's common stock, no par value per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of ____________________, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or other agreement or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                            Very truly yours,

                                            Signature:
                                                      ------------------------
                                            Print Name:
                                                       -----------------------





                                       A-2